TERMINATION AGREEMENT


     TERMINATION AGREEMENT dated as of March 17, 1998 between DONG LEW (hereinafter "Lew"), residing at 1350 Grand Summit Drive, Apt. 234, Reno, Nevada 89523, and COMPU-DAWN, INC., a Delaware corporation (hereinafter the "Company"), having its principal place of business at 77 Spruce Street, Cedarhurst, New York.

                                   BACKGROUND

     A. Lew is employed by the Company as its President and Chief Operating Officer in accordance with a Restated and Amended Employment Agreement dated as of October 28, 1996 (hereinafter called the "Employment Agreement"). Mr. Lew is also the Treasurer and a Director of the Company.

     B. Lew wishes to retire and has made Reno, Nevada his primary residence. Therefore, Lew and the Company desire to terminate the Employment Agreement on the basis herein provided.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Effective on the closing date (the "Termination Date") of that certain Stock Purchase Agreement dated March 17, 1998 between Mark Honigsfeld and/or his designee, as Purchaser, and Dong Lew, as Seller, the Company shall pay to Lew the sum of $216,000.00 (the "Termination Payment"). The Employment Agreement shall be in all respects terminated effective on the Termination Date. Except as specifically set forth to the contrary herein, Lew's right to participate in any


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present or future bonus,  pension,  profit-sharing  or insurance  program or any other fringe benefit program of the Company shall be in all respects terminated as of the Termination Date, except that the protective covenants set forth in
Section 1.8 of the Employment Agreement shall remain in full force and effect in accordance with the terms thereof. Notwithstanding the foregoing, Lew's salary and reimbursement of expenses provided for by the Employment Agreement shall be paid to Lew by the Company until the Termination Date.

     2. On the Termination Date, Lew hereby resigns as a Director of the Board of Directors of the Company and resigns from his positions as President, Treasurer and Chief Operating Officer of the Company.

     3. The Termination Payment shall be reported by the Company to the Internal Revenue Service on Form W-2 for 1998.

     4. Lew presently has an option to acquire 8,561 shares of common stock of the Company at an option exercise price of $5.50 per share. On the Termination Date, if directed to do so by Mark Honigsfeld, Mr. Lew will execute an Option Exercise Form and make full payment for such option shares by the surrender of the appropriate number of shares of Company common stock owned by Mr. Lew (the "Surrendered Shares"), based upon the current market value per share for the Company's common stock on the date thereof. The Company hereby acknowledges and consents to the exercise of the aforementioned option by Mr. Lew. Mr. Lew shall not be granted a reload option for the Surrendered Shares.

     5. The parties hereto recognize and agree that, except as expressly provided in, or contemplated by, this Termination Agreement, and except for any rights of indemnification to which Lew, as a former employee, officer, and



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director of the Company may be entitled by law, or by corporate  resolutions  or under the by-laws or  articles of  incorporation  of the  Company,  there are no
outstanding  unfulfilled  contracts,   commitments,   or  other  obligations  of
whatsoever nature as between Lew and the Company or any outstanding indebtedness owed by either party to the other; and the parties hereto hereby further agree that any and all disputes, claims, open accounts and other unresolved matters with respect to any of the foregoing which may exist on the date hereof, shall be, and hereby are, in all respects resolved, satisfied and settled as between the parties, without any other or further liability of either party to the other. The parties shall deliver to each other on the Termination Date a certificate reaffirming the agreement set forth in this paragraph 5 as of the Termination Date.

     6. The obligations of Lew and the Company hereunder, are contingent upon the simultaneous closing of the transactions provided for in a Stock Purchase Agreement between Lew and Mark Honigsfeld, Chairman of the Board of Directors and Chief Executive Officer of the Company, or his assignee or designee, pursuant to which Mark Honigsfeld or his assignee or designee shall acquire on the Termination Date certain shares of Company common stock from Lew, as fully enumerated therein.

     7. This Termination Agreement has been approved by the Board of Directors of the Company and shall be binding and effective upon the Company and its successors and assigns, and upon Lew, his heirs and representatives.

     8. If any provision contained in this Termination Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.


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     9. The parties  agree that this  Termination  Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Termination Agreement, shall be brought in the applicable state court in and for Nassau County, New York, which Courts shall be the exclusive courts of jurisdiction and venue.

     10. This instrument contains the entire agreement of the parties concerning termination of Lew's employment with the Company and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the termination of Lew's employment by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. The terms of this Termination Agreement may not be modified, altered or amended except by written agreement of Lew and the Company, subject to the prior approval of the Board of Directors of the Company.

     11. The Company has been represented by the firm of Certilman Balin Adler & Hyman, LLP. Lew has been represented by the firm of Bart and Schwartz. Each has made its own determination with respect to counsel without coercion from the other. Each has thoroughly reviewed the provisions of this Termination Agreement and all matters concerning such provisions with the benefit of independent counsel.

     12. Any controversy or claim arising out of or relating to this Termination Agreement shall be settled by binding arbitration in Nassau County, New York under the rules of the American Arbitration Association. Judgment upon the award



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may be  entered  in any court  having  jurisdiction  and the  arbitrator(s)  are specifically authorized to award the prevailing party in such arbitration all reasonable attorneys fees, expenses and costs of arbitration.

     13. Any notice, request, instruction, consent or other communication to be given to either party hereunder shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purposes, postage prepaid, by certified mail, return receipt requested, addressed to the respective parties as follow:

         If to the Company:    Compu-Dawn, Inc.
                               77 Spruce Street
                               Cedarhurst, NY 11526
                               Attention: Mark Honigsfeld, Chairman

         With a copy to:       Certilman Balin Adler & Hyman, LLP
                               The Financial Center at Mitchel Field
                               90 Merrick Avenue
                               East Meadow, NY 11554
                               Attention: Gavin C. Grusd, Esq.

         If to Lew:            Mr. Dong Lew
                               1350 Grand Summit Drive, Apt 234
                               Reno, Nevada 89523

         With a copy to:       Bart and Schwartz
                               One Huntington Quadrangle
                               Suite 2S12
                               Melville, NY 11747
                               Attention: Lawrence J. Schwartz, Esq.

     14. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the day and year first above written.

                                       COMPU-DAWN, INC.
Attest:

                                       By: /s/ Mark Honigsfeld
/s/ Louis Libin                            MARK HONIGSFELD, Chairman of
Assistant Secretary                        the Board and Chief Executive Officer



                                       /s/ Dong Lew
                                       DONG LEW


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